EXHIBIT 8




                   REGISTRATION RIGHTS AGREEMENT

                   dated as of February 23, 1998

                              between

                     OXFORD HEALTH PLANS, INC.

                                and

                          TPG OXFORD LLC


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                   REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of February 23, 1998, by and between Oxford Health Plans, Inc., a Delaware corporation (the "Company"), and TPG Oxford LLC, a Delaware limited liability company (together with its permitted assigns, "TPG" or the "Investor").

                             Recitals

           A. The Company and the Investor have entered into an Investment Agreement, dated as of February 23, 1998 (the "Investment Agreement"), pursuant to which the Investor has agreed to purchase, in the aggregate, from the Company, and the Company has agreed to issue and sell to the Investor, (i) 245,000 shares of the Company's Series A Cumulative Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), together with detachable Series A Warrants (the "Series A Warrants"), to purchase 15,800,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, and (ii) 105,000 shares of the Company's Series B Cumulative Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Senior Preferred Stock"), together with detachable Series B Warrants (the "Series B Warrants," and together with the Series A Warrants, the "Warrants"), to purchase (A) prior to the Shareholder Approval, 6,730 shares of the Company's Series C Junior Participating Preferred Stock, par value $0.01 per share (the "Junior Preferred Stock") or (B) following the Shareholder Approval, 6,730,000 shares of Common Stock; and

           B. As an inducement to the Investor entering into the Investment Agreement, the Investor has required that the Company agree, and the Company has agreed, to provide the registration rights set forth in this Agreement; and

           C. The consummation of the Closing is conditioned upon, among other things, the execution and delivery of this Agreement;

                             Agreement

           NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                     SECTION 1. DEFINITIONS.
                                -----------

           1.1. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Investment Agreement.

           1.2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


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           "Adverse Disclosure" means public disclosure of
material non-public information, which disclosure in the Board's good faith judgment after consultation with counsel to the Company (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

           "Agreement" has the meaning set forth in the preamble hereto.

           "Board" means the board of directors of the Company.

           "Common Stock" means the Company's common stock, par value $0.01 per share.

           "Company" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

           "Company Public Sale" has the meaning set forth in
Section 2.3(a).

           "Demand Notice" has the meaning set forth in Section
2.2(e).

           "Demand Period" has the meaning set forth in Section
2.2(d).

           "Demand Registration" has the meaning set forth in
Section 2.2(a).

           "Demand Registration Statement" has the meaning set forth in Section 2.2(a).

           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

           "Filing Date" means the 270th day following the Closing Date, provided, however, that, in the event the Board determines in good faith that an extension of the relevant filing beyond such 270th day is in the best interest of the Company, the Filing Date may be extended to the earliest date thereafter to which the Board determines it may be extended consistent with the best interest of the Company, but no later than the 360th day following the Closing Date.

           A "holder" or "holders" means any holder or holders of Registrable Securities (whether or not acquired pursuant to the Investment Agreement) who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement.

           "Indemnified Parties" has the meaning set forth in
Section 2.9.

           "Investment Agreement" has the meaning set forth in the recitals hereto.


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


           "Investor" has the meaning set forth in the preamble hereto.

           "Junior Preferred Stock" has the meaning set forth in the Investment Agreement.

           "Material Adverse Event" means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States of America, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States of America, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which materially affects the extension of credit by banks or other financial institutions, (v) any material adverse effect on in the Company's business, condition (financial or otherwise) or prospects or (vi) a 10% or more decline in the Dow Jones Industrial average or the Standard and Poor's Index of 400 Industrial Companies, in each case from the date a Demand Registration is requested.

           "NASD" means the National Association of Securities
Dealers, Inc.

           "Person" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

           "Piggyback Registration" has the meaning set forth in
Section 2.3(a).

           "Preferred Stock" has the meaning set forth in the Investment Agreement.

           "Prospectus" means the prospectus included in any Registration Statement as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all other material incorporated by reference in such prospectus.

           "Registrable Securities" means any Preferred Stock, Warrant, Warrant Stock or Unit, and any securities that may be issued or distributed or be issuable in respect of any Registrable Securities by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold


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


without registration or qualification of them under the Securities Act or any state securities or "Blue Sky" law then in force. For purposes of this Agreement, a "class" of Registrable Securities means either (a) the Preferred Stock, (b) the Warrants and the Warrant Stock or (c) the Units; and, in the case of the class consisting of Warrants and Warrant Stock, any reference to a percentage (or a majority) of such class of Registrable Securities shall mean that percentage of such class of Registrable Securities, collectively, computed on the assumption that all such Warrants were exercised. A percentage (or a majority) of the Registrable Securities shall be determined based on the number of securities.

           "Registration" means a registration of the Company's securities for sale to the public under a Registration Statement.

           "Registration Expenses" has the meaning set forth in
Section 2.8(a).

           "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

           "Shelf Period" has the meaning set forth in Section
2.1(b).

           "Shelf Registration" means a Registration effected pursuant to Section 2.1.

           "Shelf Registration Statement" means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities
Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering some or all of the Registrable Securities, as applicable.

           "Underwritten Offering" means a Registration in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

           "Unit" means any combination of Preferred Stock, Warrants or Warrant Stock proposed to be sold or sold as a unit.

           "Warrants" means the Warrants issued or issuable pursuant to the Investment Agreement or in substitution or in exchange therefor.

           "Warrant Stock" means any Common Stock, Preferred
Stock or other security issued or issuable upon exercise of any Warrant, including any Common Stock, Preferred Stock


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or other security issued or issuable in respect of outstanding
Warrant Stock upon any stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction.

           1.3. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

                 SECTION 2. REGISTRATION RIGHTS.
                            -------------------

           2.1. Shelf Registration.
                ------------------

           (a) Filing. On or before the Filing Date, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. If, on the Filing Date, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 2.2, below, shall apply, but at any time thereafter that the Company does so qualify, it shall, as promptly as practicable, file a Shelf Registration Statement and use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective.

           (b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by holders until the earlier of (i) the tenth (10th) anniversary of the effectiveness of such Shelf Registration Statement or (ii) the date as of which (A) all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the Investor is no longer entitled to Board representation under the Investment Agreement and is permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (such period of effectiveness being the "Shelf Period"). Subject to Section 2.1(c), below, the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in holders of the Registrable Securities covered thereby not being able to offer and sell any such Registrable Securities during the Shelf Period, unless such action or omission is required by applicable law.

           (c) Delay in Filing; Suspension of Registration. If the continued effectiveness of the Shelf Registration Statement at any time would require the Company to make an Adverse


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Disclosure, the Company may, upon giving prompt written notice of such action to the holders, suspend use of the Shelf Registration Statement (a "Shelf Suspension"); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than three times during any twenty-four (24) month period,
(ii) for a period exceeding forty (40) days on any one occasion, or (iii) for an aggregate period exceeding one hundred twenty
(120) days in any twelve (12) month period with respect to more than one Shelf Suspension. In the case of a Shelf Suspension, the holders agree to suspend use of the Prospectus related to the Shelf Registration in connection with any such sale or purchase of or offer to sell or purchase Registrable Securities upon receipt of the notice referred to above. The Company shall immediately notify the holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein and furnish to the holders such numbers of copies of the Prospectus as so amended or supplemented as the holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

           (d) Underwritten Offering. If not less than a majority of the holders of any class of Registrable Securities included in any offering pursuant to the Shelf Registration Statement so elect, such offering of Registrable Securities pursuant to such Shelf Registration Statement shall be in the form of an Underwritten Offering and the Company shall amend or supplement the Shelf Registration Statement, if appropriate. If any offering pursuant to a Shelf Registration Statement involves an Underwritten Offering, the holders of a majority of the Registrable Securities included in such Shelf Registration shall, after consulting with the Company, have the right to select the managing underwriter or underwriters to administer the offering subject to the right of the Company to select one co-managing underwriter reasonably acceptable to such holders for any such Underwritten Offering.

           2.2. Demand Registrations.
                --------------------

           (a) Demand by Holders. If, on or at any time after the Filing Date there is no currently effective Shelf Registration Statement on file, then at any time thereafter the holders of not less than 10% of any class of Registrable Securities may make a written request to the Company for Registration of all of the Registrable Securities held by such holders, provided that the estimated market value of the Registrable Securities to be so Registered is at least $10 million in the aggregate, or any part of the Registrable Securities held by them, provided that the estimated market value of the Registrable Securities to be so Registered is at least $20 million in the aggregate. Any such requested registration shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Upon such request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration (the "Demand Registration Statement"), and shall use its reasonable best efforts promptly to cause to become effective the Registration of such Registrable Securities (and all other Registrable Securities which the Company has been


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requested to register by any other holder pursuant to
Section 2.2(e) hereof) under (i) the Securities Act, and (ii) the
"Blue Sky" laws of such jurisdictions as any holder of Registrable Securities being registered under such Registration or any underwriter, if any, reasonably requests.

           (b) Limitation on Demand Registrations. Subject to clause (h) below, in no event shall the Company be required to effect more than five (5) Demand Registrations.

           (c) Demand Withdrawal. In the event that a Demand Registration is requested under this Section and holders of Registrable Securities later determine not to sell their Registrable Securities in connection with the registration requested, then prompt notice shall be given by such holders to the Company that the registration requested is no longer required and that the request is thereby withdrawn. Upon receipt of such notice, the Company shall cease all efforts to secure registration and shall take all action necessary and reasonably practicable to prevent the commencement of effectiveness for any registration statement that it is preparing or has prepared in connection with the withdrawn request. Such registration shall be deemed a Demand Registration for purposes of Section 2.2(b), above, unless the withdrawing holders shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the registration of such withdrawn Registrable Securities.

           (d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (in either case, such period being the "Demand Period"). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of an applicable underwriting agreement by the Company.

           (e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to paragraph (a) (but in no event more than five (5) business days thereafter), the Company shall serve written notice (a "Demand Notice") of any such Registration request to all other holders of Registrable Securities, and the Company shall include in such Registration all such Registrable Securities of any holder with respect to which the Company has received written requests for inclusion therein within 30 days after the Demand Notice has been given to it. Thereafter, the Company may elect to include in such registration additional shares of Common Stock to be issued by the Company. All requests made pursuant to this Section 2.2(e) shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.


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           (f) Delay in Filing; Suspension of Registration. If
the continued effectiveness of the Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the holders, suspend use of the Demand Registration Statement (a "Demand Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than three times during any twenty-four (24) month period, (ii) for a period exceeding forty
(40) days on any one occasion, or (iii) for an aggregate period exceeding one hundred twenty (120) days in any twelve (12) month period with respect to more than one Demand Suspension. In the case of a Demand Suspension, the holders agree to suspend use of the Prospectus related to the Demand Registration in connection with any such sale or purchase or offer to sell or purchase of Registrable Securities upon receipt of the notice referred to above. The Company shall immediately notify the holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein and furnish to the holders such numbers of copies of the Prospectus as so amended or supplemented as the holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

           (g) Underwritten Offering. If not less than a majority of the holders of any class of Registrable Securities requesting a Demand Registration so elect, the offering of Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the holders of a majority of the Registrable Securities included in such Demand Registration shall, after consulting with the Company, have the right to select the managing underwriter or underwriters to administer the offering subject to (i) the right of the Company to select one co-managing underwriter reasonably acceptable to such holders for any such Underwritten Offering and
(ii) with respect to any such Underwritten Offering in which the Company includes securities with an estimated market value of at least $20 million, any contractual obligation of the Company, disclosed to the Investor prior to the date hereof, to select a particular underwriter to manage such Underwritten Offering.

           (h) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a Demand Registration (or, in the case of a Demand Registration not being underwritten, a majority of the holders of any class of Registrable Securities sought to be registered therein), advise the Company in writing (with a copy to each selling holder of Registrable Securities) that, in its or their opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not holders of Registrable Securities) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the Company's Common Stock, the Company will include in such Registration the Registrable Securities sought to be registered therein and only such lesser number of other


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securities as shall, in the opinion of the managing underwriter or underwriters (or, in the case of a Demand Registration not being underwritten, holders of a majority of the Registrable Securities sought to be registered therein) not be likely to have such an effect. In the event that, despite the reduction of the number of shares of Common Stock to be offered for the account of the Company in such registration pursuant to the immediately preceding sentence, the number of Registrable Securities to be included in such Registration exceeds the number which, in the opinion of the managing underwriter or underwriters (or, in the case of a Demand Registration not being underwritten, holders of a majority of the Registrable Securities sought to be registered therein) can be sold without having the adverse effect referred to above, the number of Registrable Securities of each class to be included in such Demand Registration shall be allocated pro rata among all requesting holders on the basis of the relative number of shares of Registrable Securities of such class then held by each such holder to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter, underwriters or such holders, provided that any shares thereby allocated to a holder that exceed such holder's request shall be reallocated among the remaining requesting holders in like manner. To the extent that Registrable Securities so requested to be registered are excluded from the offering, then the holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section 2.2.

           (i) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority of the Registrable Securities requesting a Demand Registration and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such holders' requests for such Registration.

           2.3. Piggyback Registrations.
                -----------------------

           (a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any holders (other than (i) a Registration under Section 2.1 or 2.2 hereof, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, or (iv) a Registration of securities issued solely in an acquisition or business combination) (a "Company Public Sale"), then, as soon as practicable (but in no event less than thirty (30) Business Days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all holders of Registrable Securities that are equity securities in the case of a Company Public Sale of equity securities or Registrable Securities that are debt securities in the case of a Company Public Sale of debt securities, and (unless all such Registrable Securities are then registered pursuant to
Section 2.1 or a Shelf Registration Statement under Section 2.1 is in effect) such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (a "Piggyback Registration"). Subject to Section 2.3(b), the Company shall include in such Registration Statement all Registrable Securities requested within


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


fifteen (15) Business Days after the receipt by the holder of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 2.2, and (ii) in the case of a determination to delay registering and in the absence of a request for a Demand Registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must participate in such offering on such basis. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof; provided, that the Company shall be entitled to reimbursement from the holder of such withdrawn Registrable Securities for any registration fees incurred by the Company in connection with the registration of such Registrable Securities.

           (b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering in a Piggyback Registration informs the Company and the holders of such Registrable Securities in writing that the total amount or kind of securities which such holders and any other persons or entities intend to include in such offering exceeds the number which can be sold in such offering so as to have a significant adverse effect on the price, timing or distribution of the securities offered in such offering or the market for the Company's Common Stock, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 2.7) any person exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect, allocated pro rata among the holders which have requested pursuant to Section 2.3(a) to be included in such Registration, based on the fully diluted ownership of such holders (provided that any Registrable Securities thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders of Registrable Securities in like manner) and (iii) third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such Registration.

           (c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.3 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 hereof or shall relieve the Company of its obligations under Sections 2.1 or 2.2 hereof.

           2.4. Black-out Periods for Holders. In the event of a Company Public Sale or the offering and sale by the Company of securities convertible into or exchangeable for any of its equity securities, the holders of Registrable Securities agree, if requested by the Company, and, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities the same as or similar to those being registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning 7 days before, and ending 90 days (or such lesser period as may be permitted by the Company or such managing underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters (except, in each case, as part of such registration, if permitted).

           2.4.A Black-out Period for the Company and Others. In the case of an Underwritten Offering, the Company agrees, if requested by the holders of a majority of Registrable Securities or the managing underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning 7 days before, and ending 90 days (or such lesser period as may be permitted by such holders or such underwriter) after, the effective date of the Registration Statement filed in connection with such registration (or, in the case of an underwriting under the Shelf Registration, the date of the closing under the underwriting agreement), to the extent timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriters (except, in each case, as part of such Underwritten Offering, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms or as part of any registration of securities for offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or Registration of securities issued solely in an acquisition or business combination). The Company agrees to use all reasonable efforts to obtain from each holder of restricted securities of the Company the same as or similar to those being registered by the Company, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during any such period referred to in this paragraph, except as part of any such Registration if permitted. Without limiting the foregoing (but subject to Section 2.7), if after the date hereof the Company grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in, a Registration, the Company agrees that the agreement with respect thereto shall include such Person's agreement as contemplated by the previous sentence.

           2.5. Registration Procedures.
                -----------------------

           (a) In connection with the Company's registration obligations under Sections 2.1, 2.2 and 2.3 hereof, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and pursuant thereto the Company will as expeditiously as reasonably practicable:

           (i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, (x) furnish to the underwriters, if any, and to the holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and
(y) except in the case of a registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

           (ii) prepare and, in the case of a Demand
Registration, no later than 60 days after a request for a Demand Registration, file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act; provided, however, that the Company may discontinue any Registration of its securities that are not Registrable Securities (and, under the circumstances specified in 2.1(c) may delay or suspend, and, under the circumstances specified in Section 2.3(a), may delay or discontinue, Registration of Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

           (iii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the holders of a majority of the participating Registrable Securities, (y) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), or (z) necessary to keep such Registration effective for the Shelf Period (in the case of a Shelf Registration) or the Demand Period (in the case of a Demand Registration);

           (iv) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, when the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling holders and managing underwriter or underwriters, if any, with copies thereof, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company contemplated by paragraph (xiv) below cease to be true and correct and in all material respects (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (v) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration Statement or the Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

           (vi) make every reasonable effort to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus or suspending any qualification of the Registrable Securities at the earliest possible moment;

           (vii) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to, and the purchase price being paid therefor by, such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

           (viii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

           (ix) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

           (x) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the managing underwriter, underwriters or agent, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States as any such selling holder, underwriter or agent, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

           (xi) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

           (xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

           (xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

           (xiv) make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

           (xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Registrable Securities being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

           (xvi) obtain for delivery to the holders of Registrable Securities being registered and to the underwriter, underwriters or agent, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement and, in the event of an Underwritten Offering, brought down to the date of execution of the underwriting agreement (if different from such effective date) and to the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to such holders, underwriters or agents and their respective counsel;

           (xvii) obtain for delivery to the Company and the underwriter, underwriters or agent, if any, with copies to the holders of Registrable Securities (unless precluded by applicable accounting rules), a cold comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

           (xviii) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

           (xix) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

           (xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

           (xxi) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Company's securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company's securities are then quoted;

           (xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by a majority of the sellers of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to each party referred to in this clause (v) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

           (xxiii) cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the holders or the managing underwriter in any Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

           (xxiv) promptly, after the issuance of an earnings release or upon the request of a holder, prepare a current report on Form 8-K with respect to such earnings release or a matter of disclosure as requested by such holder and file such Form 8-K with the SEC.

           (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement.

           (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(v) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(v) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Demand Period during which such Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(v) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

           (d) Holders may seek to register different types of Registrable Securities and different classes of the same type of Registrable Securities simultaneously and the Company shall use its reasonable best efforts, to effect such registration and sale in accordance with the intended method or methods of disposition specified by such holders.

           2.6. Underwritten Offerings.
                ----------------------

           (a) Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by holders of Registrable Securities pursuant to a Registration under Section 2.1 or under Section 2.2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, holders of a majority of the Registrable Securities to be included in such underwriting, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. Such holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

           (b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company will, if requested by any holder of Registrable Securities pursuant to Section 2.3 and subject to the provisions of Section 2.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such holder among the securities of the Company to be distributed by such underwriters in such Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by law.

           (c) Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

           2.7. No Inconsistent Agreements; Additional Rights. The Company will not hereafter enter into, and except as disclosed on Schedule 3.04(d) to the Investment Agreement, is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement or otherwise conflicts with the provisions hereof.

           2.8. Registration Expenses.
                ---------------------

           (a) Expenses Paid by Company. All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company (and, in the case of the filing of a Registration Statement, regardless of whether such Registration Statement becomes effective), including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with "Blue Sky" qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice,
(vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Preferred Stock, (viii) all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered, (ix) all fees and expenses of accountants to the holders of Registrable Securities being sold, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (except as set forth in Section 2.8(b) below), (xi) all fees and expenses of any special experts retained by the Company in connection with any Demand Registration or Piggyback Registration and (xii) fees and expenses of other Persons retained by the Company without limitation (all such expenses being herein called "Registration Expenses"). The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

           (b) Expenses Not Paid by Company. The Company shall not be required to pay any fees and disbursements of underwriters not customarily paid by the issuers or sellers of securities, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities and the fees and expenses of counsel to the underwriters other than as provided in paragraph (a) above.

           2.9. Indemnification.
                ---------------

           (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its Affiliates and their respective officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses, joint or several
(including reasonable costs of investigation and legal expenses) (each, a "Loss" and collectively "Losses") arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by any holder of Registrable Securities or any underwriter (other than any underwriter selected by the Company) expressly for use in the preparation thereof; and provided, further, that the Company will not be liable to any Indemnified Party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to such Prospectus and the relevant holder of Registrable Securities (having previously been furnished by or on behalf of the Company with a sufficient number of copies of the same), fails to deliver such Prospectus as so amended or supplement prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any Indemnified Party and shall survive the transfer of such securities by such holder. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons, if requested.

           (b) Indemnification by the Selling Holder of
Registrable Securities. In the event of Registration of any securities of the Company under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3 hereof, each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Company.

           (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation or which would impose any material obligations on such indemnified party. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

           (d) Contribution. If for any reason the
indemnification provided for in the paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs
(a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

           (e) Indemnification Payments. The indemnification required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

           2.10. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the Transfer Date, make publicly available other information so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities
Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                    SECTION 3. MISCELLANEOUS.
                               -------------

           3.1. Term. This Agreement shall terminate upon the expiration of the Shelf Period, except for the provisions of
Section 2.9, which shall survive any such termination.

           3.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

           3.3. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

           3.4. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

           (a)  if to the Company:

      Oxford Health Plans, Inc.
      800 Connecticut Avenue
      Norwalk, CT  06854
      Attention:
           with copies to:
      Sullivan & Cromwell
      125 Broad Street
      New York, NY  10004
      Attention: Daniel Dunson, Esq.

           (b)  if to the Investor:

      TPG Oxford LLC
      201 Main Street
      Suite 2420
      Fort Worth, Texas  76102
      Attention:  Jonathan J. Coslet
           with copies to:

      Cleary, Gottlieb, Steen & Hamilton
      One Liberty Plaza
      New York, New York 10006
      Facsimile:  (212) 225-3999
      Attention:  Paul J. Shim, Esq.

           Each holder, by written notice given to the Company in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

           3.5. Successors, Assigns and Transferees. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided that, other than an assignment to the Investor, an Affiliate of the Investor, a Designated Purchaser or an Affiliate of a Designated Purchaser, no such assignment shall be binding upon or obligate the Company to any such assignee unless and until (i) the Company shall have received notice of such assignment as herein provided, which notice shall (A) reference this Agreement and (B) set forth the name and address of any assignee for the purpose of any notices hereunder or (ii) such assignee can establish its beneficial or record ownership of any Registrable Securities and shall have provided the Company with the information called for by clause (i)(B) of this Section 3.5(a) and (iii) such assignee acquires Registrable Securities with an estimated market value of $10 million or more. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.

           (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of Registrable Securities, subject to the provisions contained herein.

           3.6. Governing Law; Service of Process; Consent to Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

           3.7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           3.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

           3.9. Amendment; Waiver.
                -----------------

           (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, the holders of a majority of Registrable Securities of each class then outstanding and, so long as it is a holder, the Investor. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.9(a), whether or not such Registrable Securities shall have been marked accordingly.

           (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

           3.10. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

           3.11. Effectiveness. The provisions of this Agreement shall take effect upon the occurrence of the Closing (as such term is defined in the Investment Agreement) without further action by or on behalf of any party hereto, and other than this
Section 3.11 shall have no force or effect prior to the Closing. This Agreement shall terminate and be of no further force and effect upon the termination of the Investment Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                 OXFORD HEALTH PLANS, INC.


                                 By: /s/ William M. Sullivan
                                    --------------------------
                                    Title: President and Chief
                                           Executive Officer


                                 TPG OXFORD LLC


                                 By: /s/ Jonathan J. Coslet
                                    --------------------------
                                    Title: President